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                                                                    Exhibit 23.9

                       CONSENT OF JOE C. NEAL & ASSOCIATES
                         INDEPENDENT PETROLEUM ENGINEERS


         We consent to the reference to our firm under the caption "Experts" in this Amendment No. 3 to Registration Statement on Form S-4 and the related Proxy Statement/Prospectus, and to the incorporation by reference of our reserve report that is included in the Annual Report on Form 10-K of TMBR/Sharp Drilling, Inc. for the fiscal year ended March 31, 2003 (filed with the Securities and Exchange Commission on June 27, 2003) into the Registration Statement and the related Proxy Statement/Prospectus.


                                             /s/ Joe C. Neal & Associates
                                             -----------------------------------
                                             Joe C. Neal & Associates


December 9, 2003

Midland, Texas